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                                   FORM 8-A

                      Securities and Exchange Commission
                            Washington, D.C. 20549

               For registration of certain classes of securities
                    pursuant to section 12(b) or (g) of the
                        Securities Exchange Act of 1934

                                Universe2U Inc.
                                ---------------
            (Exact name of registrant as specified in its charter)

                Nevada                                  88-0433489
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(State of incorporation or organization)   (I.R.S. Employer Identification No.)

  30 West Beaver Creek Rd., Suite 101, Richmond Hill, Ontario, Canada L4B3K1
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      (Address of principal executive offices)                   (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction
 A.(c), check the following box.  [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction
 A.(d), check the following box.  [X]

Securities Act registration statement file number to which this form relates:
333-86331 (If applicable).
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Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class            Name of each exchange on which
To be so registered            Each class is to be registered
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None                           Not Applicable
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Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, par value 0.00001
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                                (Title of Class)


 ______________________________________________________________________________
                                (Title of Class)
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INFORMATION REQUIRED IN
REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

The description of the Registrant's securities set forth in the Registrant's Form SB-2, file number 333-86331, as filed with the Securities and Exchange Commission on September 19, 2000, as amended and filed on December 27, 2000, under the caption "Description of Capital Stock", is hereby incorporated by reference thereto.

Item 2. Exhibits.

Copies of all constitutent documents of the Registrant defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders:

     A.   Certificate of Incorporation as filed with the Commission as Exhibit
          3.1 to Paxton Mining Corporation's Form SB-2, filed on September 1, 1999, is incorporated herein by reference thereto.

     B. Certificate of Amendment of Articles of Incorporation, as filed with the Commission as Exhibit 3.1(b) to the Registrant's Form 10-QSB, filed on August 21, 2000, is incorporated herein by reference thereto.

     C. By-laws, as filed with the Commission as Exhibit 3.2 to the Registrant's Form 10-QSB, filed on August 21, 2000, is incorporated by reference thereto.

                                   Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             Universe2U Inc.
                                             (Registrant)


Date:  December 27, 2000                     By:  /s/ Kim Allen
                                                  ------------------------
                                                  Kim Allen
                                                  Chief Executive Officer
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Instructions as to Exhibits

If the securities to be registered on this form are to be registered on an exchange on which other securities of the Registrant are registered, or are to be registered pursuant to Section 12(g) of the Act, copies of all constituent
                          -------------
instruments defining the rights of the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders, shall be filed as exhibits with each copy of the registration statement filed with the Commission or with an exchange, subject to Rule 12b-32
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regarding incorporation of exhibits by reference.